Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37096) pertaining to the Sequoia Software Corporation 2000 Stock Incentive Plan of our report dated January 31, 2001 (except Note 20, as to which the date is March 21, 2001), with respect to the consolidated financial statements and schedule of Sequoia Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 27, 2001